As filed with the Securities and Exchange Commission on July 28, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IPC The Hospitalist Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	95-4562058
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4605 Lankershim Boulevard, Suite 617 North Hollywood, California	91602
(Address of Principal Executive Offices)	(Zip Code)

IPC The Hospitalist Company, Inc. Employee Stock Purchase Plan

(Full Title of the Plan)

Adam D. Singer, M.D.

Chief Executive Officer

IPC The Hospitalist Company, Inc.

4605 Lankershim Boulevard, Suite 617

North Hollywood, California 91602

(888) 447-2362

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Robert W. Kadlec, Esq.

David S. Witek, Esq.

Sidley Austin LLP

555 West Fifth Street, Suite 4000

Los Angeles, California

(213) 896-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	150,000 shares (1)	$50.98(2)	$7,647,000 (2)	$887.82(2)

(1)	Reflects shares of common stock, par value $0.001 per share (the “Common Stock”), of IPC The Hospitalist Company, Inc., a Delaware corporation (the “Registrant”), being registered hereunder that may be issued pursuant to the IPC The Hospitalist Company, Inc. Employee Stock Purchase Plan (the “Plan”). Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also covers such additional and indeterminate number of securities as may become issuable because of the provisions of the Plan, relating to adjustments for changes resulting from a stock dividend, stock split or similar change.

(2)	Estimated in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $50.98 per share represents the average of the high and low sales prices of the Common Stock as reported on the Nasdaq Global Market on July 26, 2011.

EXPLANATORY NOTE

A Registration Statement on Form S-8 (File No. 333-148950) was filed with the Securities and Exchange Commission (the “Commission”) on January 30, 2008 covering the registration of 156,250 shares of Common Stock, under the Plan. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 150,000 shares of Common Stock under the Plan and hereby incorporates by reference the contents of the prior Registration Statement except for Items 3 and 8, which are being updated by this Registration Statement. The Registrant’s stockholders approved the addition of these shares of Common Stock to the Plan at the Registrant’s Annual Meeting of Stockholders held on May 26, 2011.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1) the Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on March 7, 2011;

(2) the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2011, filed with the Commission on April 27, 2011;

(3) the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2011, filed with the Commission on July 28, 2011;

(4) the Registrant’s current reports on Form 8-K filed with the Commission on each of April 5, 2011, June 2, 2011, June 17, 2011, July 8, 2011 and July 28, 2011 (other than the portions of such documents deemed not to be filed); and

(5) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on January 24, 2008, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Hollywood, in the County of Los Angeles, State of California, on the 28th day of July, 2011.

IPC THE HOSPITALIST COMPANY, INC.

By:	/S/ ADAM D. SINGER, M.D.
Adam D. Singer, M.D.
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of IPC The Hospitalist Company, Inc., hereby severally constitute and appoint Adam D. Singer, M.D., our true and lawful attorney, with full power, to sign for us in our names in the capacities indicated below all post-effective amendments to this Registration Statement, as amended, and generally to do all things in our names and on our behalf in such capacities to enable IPC The Hospitalist Company, Inc., to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/S/ ADAM D. SINGER, M.D. Adam D. Singer, M.D.	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	July 28, 2011

/S/ R. JEFFREY TAYLOR R. Jeffrey Taylor	President, Chief Operating Officer and Director	July 28, 2011

/S/ DEVRA G. SHAPIRO Devra G. Shapiro	Chief Financial Officer (Principal Financial Officer)	July 28, 2011

/S/ FERNANDO J. SARRIA Fernando J. Sarria	Vice President of Finance and Corporate Controller (Principal Accounting Officer)	July 28, 2011

/S/ MARK J. BROOKS Mark J. Brooks	Director	July 28, 2011

/S/ THOMAS P. COOPER, M.D. Thomas P. Cooper, M.D.	Director	July 28, 2011

/S/ FRANCESCO FEDERICO, M.D. Francesco Federico, M.D.	Director	July 28, 2011

/S/ WOODRIN GROSSMAN Woodrin Grossman	Director	July 28, 2011

/S/ C. THOMAS SMITH C. Thomas Smith	Director	July 28, 2011

/S/ CHUCK TIMPE Chuck Timpe	Director	July 28, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Third Amended and Restated Certificate of Incorporation of IPC The Hospitalist Company, Inc. (incorporated by reference to Exhibit 3.1 of Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 14, 2008)

4.2	Second Amended and Restated Bylaws of IPC The Hospitalist Company, Inc. (incorporated by reference to Exhibit 3.2 of Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 14, 2008)

4.3	IPC The Hospitalist Company, Inc. Employee Stock Purchase Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement, filed on April 11, 2011)

4.4	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 No. 333-145850, filed with the Securities and Exchange Commission on January 14, 2008)

5.1	Opinion of Sidley Austin LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (contained in signature page of the Registration Statement)